Exhibit 3.1(h)

CERTIFICATE OF INCORPORATION

OF

CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC.

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of Delaware, does hereby certify:

FIRST:  The name of the Corporation is Choice One Communications of Pennsylvania Inc.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, zip code 19805, and the name of its registered agent at such address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 200, which shares shall be of one class, shall be designated Common Stock, and be $.01 par value per share.

FIFTH:  The name and mailing address of the incorporator is:

Jean M. Williams

Clinton Square

P.O. Box 1051

Rochester, New York 14603

SIXTH:  For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

1.             The election of the directors of the Corporation need not be by written ballot unless the By-laws so require; and

2.             In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

SEVENTH:  No director of the Corporation shall be held personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty in his capacity as a director, provided that liability shall not be eliminated or limited (1) for a breach of the director’s duty of loyalty to the Corporation or its stockholders, or (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit, or (4) for acts in violation of Section 174 of the General Corporation Law.  Any repeal or amendment of this Article, insofar as it would in any way enlarge the liability of any director of the Corporation, shall be ineffective with respect to any acts or omissions occurring prior to the date of such repeal or amendment.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on August 24, 1998.

/s/ Jean M. Williams
Jean M. Williams, Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC.

Under Section 242 of the General Corporation Law of the State of Delaware

THE UNDERSIGNED hereby certifies that:

FIRST:  The name of the corporation is Choice One Communications of Pennsylvania Inc. (the “Corporation”).

SECOND:  The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 25, 1998.

THIRD:  The Certificate of Incorporation of the Corporation shall be amended by adding a new Article Eighth as follows:

“EIGHTH:           The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:  This Certificate of Amendment has been deemed approved without the need for Board of Directors or stockholder approval pursuant to Section 303 of the Delaware General Corporation Law (“DGCL”) because it is adopted pursuant to the Joint Plan of Reorganization of the Corporation under chapter 11 of title 11 of the United States Code, as filed with the United States Bankruptcy Court for the Southern District of New York on October 5, 2004 and confirmed on November 9, 2004.

FIFTH:  That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 18th day of November, 2004.

CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC.

By:	/s/ Elizabeth J. McDonald
	Name:	Elizabeth J. McDonald
	Title:	Secretary